CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements" in Post-Effective Amendment No. 14 to the Registration Statement (Form N-4 No. 33-51268) and Amendment No. 15 to the Registration Statement (Form N-4 No. 811-7134) and related Prospectus of Separate Account Ten of Integrity Life Insurance Company and to the use of our report dated January 28, 2000, with respect to the financial statements of Separate Account Ten included in the Registration Statement (Form N-4) for 1999 filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
April 24, 2000

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements" in Post-Effective Amendment No. 14 to the Registration Statement (Form N-4 No. 33-51268) and Amendment No. 15 to the Registration Statement (Form N-4 No. 811-7134) and related Prospectuses of Separate Account II of Integrity Life Insurance Company and to the use of our reports (a) dated March 31, 2000, with respect to the statutory basis financial statements of Integrity Life Insurance Company, and (b) dated April 12, 2000, with respect to the financial statements of Separate Account II of Integrity Life Insurance Company, both included in the Registration Statement (Form N-4) for 1999 filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Louisville, Kentucky
April 24, 2000